Exhibit 99.1
PURPOSE AND BACKGROUND OF THE CONSENT SOLICITATION
Purpose
      The purpose of the Consent Solicitation is to obtain a consent from the Holders to the Proposed Waivers through the Waiver Expiration Dates of any Default or Event of Default: (i) arising from a failure to comply with the Reporting Covenant, which requires Bally to file with the SEC, and furnish to the Trustee and the Holders, the reports required to be filed pursuant to the Exchange Act; and (ii) arising from Bally’s failure to provide notice to the Trustee of any Reporting Covenant Defaults under Section 10.18(b) of the Indenture at any time prior to the Waiver Expiration Dates. The Proposed Waivers also provide that any Notice of Default delivered by any Holder or the Trustee prior to the effective date of the Proposed Waivers shall be automatically rescinded and withdrawn and shall no longer be effective.
Background
      On March 14, 2006, Bally filed a notice with the SEC on Form 12b-25 indicating that it would not meet the March 16, 2006 deadline for filing its Annual Report on Form 10-K for the year ending December 31, 2005. The delay in the filing of its Form 10-K is due principally to the delay until November 30, 2005 in completing the audit of the 2004 financial statements and the restatements of prior periods. This delay contributed to difficulties in updating legacy systems and delays in the completion of required testing and management’s assessment of the Company’s internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”). As a result of the Company’s efforts to restate its financial statements for 2000 to 2003 and file audited financial statements for 2002 to 2004 and its Form 10-K for the year ended December 31, 2004, the Company was unable to test and assess many of its internal controls during 2005.
      Bally’s Credit Agreement provides for a $175 million secured term loan facility and a $100 million revolving credit facility. The failure to provide audited financial statements to the lenders under the Credit Agreement within 90 days after the end of the fiscal year would be a default under Section 6.03(b)(ii) of the Credit Agreement. An event of default under the Credit Agreement will occur if there is a default under Section 6.03(b)(ii) that continues for 30 days after notice of the default by the agent for the lenders, which could result in acceleration of Bally’s obligations under the Credit Agreement. In addition, the Credit Agreement restricts Bally’s ability to seek amendments to provisions of the Indenture and the Senior Note Indenture and make the consent payments contemplated hereby or to the holders of the Senior Notes. Bally is seeking an amendment and waiver from the lenders under the Credit Agreement to consent to the Proposed Waivers and the similar waivers under the Senior Note Indenture and the related consent payments, and to waive any default under the reporting covenant of the Credit Agreement.
      The Senior Note Indenture contains a reporting covenant similar to the Reporting Covenant in the Indenture. We are seeking waivers similar to the Proposed Waivers from the holders of the Senior Notes.
      At any time after Bally’s Default under Sections 7.4 and 10.17 of the Indenture, delivery of a Default Notice by the Trustee or Holders of at least 25% of the aggregate principal amount of the Notes would commence a 30-day cure period under Section 5.1 of the Indenture. If the Default were not cured or waived by the expiration of such 30-day period, an Event of Default would occur, and the Trustee or Holders of at least 25% of the aggregate principal amount of the Notes would have the right to accelerate the Notes. In addition, the Credit Agreement provides for a cross-default 10 days after delivery to Bally of a Default Notice under the Indenture or under the Senior Note Indenture. As a result, delivery of a Default Notice under the Indenture or the Senior Note Indenture ultimately could result in acceleration of Bally’s obligations under the Credit Agreement, the Indenture and the Senior Note Indenture, causing over $700 million of Bally’s debt obligations to become immediately due and payable.
      Bally has on prior occasions sought the waiver of the application of Sections 7.4 and 10.17 of the Indenture and the Senior Note Indenture. Upon receiving consents to such waivers, Bally and the Trustee executed supplemental indentures giving effect to such waivers on December 7, 2004 and September 2, 2005. Bally has also sought and received related consents from the holders of the Senior Notes and the lenders under the Credit Agreement.
      On March 22, 2006, Holders of approximately 53% of the aggregate principal amount of outstanding Notes executed consent agreements whereby they agreed to deliver their consents to the Proposed Waivers. Each consent agreement provides that the effectiveness of the Proposed Waivers will be conditioned upon the conditions to the Consent Solicitation.

THE PROPOSED WAIVERS
      The Proposed Waivers provide that any Default or Event of Default: (i) arising from a failure to comply with the Reporting Covenant, which requires Bally to file with the SEC, and furnish to the Trustee and the Holders, the reports required to be filed pursuant to the Exchange Act, will be waived through the Waiver Expiration Dates; and (ii) arising from Bally’s failure to provide notice to the Trustee of any Reporting Covenant Defaults under Section 10.18(b) of the Indenture will be waived through the Waiver Expiration Dates. The Proposed Waivers also provide that any Notice of Default delivered by any Holder or the Trustee prior to the effective date of the Proposed Waivers shall be automatically rescinded and withdrawn and shall no longer be effective. The “Waiver Expiration Dates” will be: (i) 5:00 p.m., New York City time, on July 10, 2006, with respect to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and (ii) 5:00 p.m., New York City time, on September 11, 2006 (as may be extended by 30 days), with respect to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Holders of approximately 53% of the aggregate principal amount of outstanding Notes have agreed to deliver their consents to the Proposed Waivers. Execution and delivery of the Letter of Consent by the Holders with respect to a majority in aggregate principal amount of the issued and outstanding Notes shall constitute notice to the Trustee of a waiver of an existing Default and/or Event of Default pursuant to Sections 5.13, 9.2 and 10.19 of the Indenture and shall constitute evidence of the consent of Holders required under Section 9.2 necessary to require the Trustee to join with the Company in the execution of an appropriate supplement to the Indenture.
OUTSTANDING INDEBTEDNESS
      The Company has a significant amount of outstanding indebtedness. On December 31, 2005, the Company had total indebtedness of approximately $769.3 million, including $208.3 million of borrowings under its Credit Agreement (excluding $13.6 million in letters of credit), and $535.0 million outstanding aggregate principal amount of the Notes and the Senior Notes. As of March 22, 2006, borrowings under the Credit Agreement were $186.3 million, including $43.0 million borrowed under the revolving credit facility. The net decrease in borrowings primarily reflects the application of net proceeds from the sale of the Company’s Crunch fitness division to the secured term loan facility.

MARKET PRICE FOR COMMON STOCK
      Our Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “BFT.” The following table sets forth, for the periods indicated, the high and low sales prices for a share of our Common Stock as reported on the NYSE.

	Low	High

2004
First Quarter	$4.96	$8.04
Second Quarter	3.60	6.16
Third Quarter	3.20	5.54
Fourth Quarter	2.95	4.37
2005
First Quarter	$3.06	$4.72
Second Quarter	2.86	3.85
Third Quarter	2.90	4.73
Fourth Quarter	4.40	7.95
2006
First Quarter (through March 23, 2006)	$6.14	$9.45
      As of March 17, 2006, there were approximately 38,529,964 shares of our Common Stock issued and outstanding and as of February 28, 2006, approximately 7,179 holders of record of our Common Stock.

RISK FACTORS
      The information contained herein includes forward-looking statements involving risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including those described herein.
      You are further cautioned that we have not filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with the SEC. You are cautioned that it will be highly difficult for you to evaluate the significance of some of the risks inherent in Bally in the absence of the audited financial information for 2005.
Risks Relating to Our Ongoing Audit, Investigations and Legal and Regulatory Issues

In the event we fail to comply with the Reporting Covenant prior to the close of business on the Waiver Expiration Dates, over $700 million of our existing indebtedness could become due and payable shortly thereafter.
      Holders of approximately 53% of outstanding Notes have agreed to give their consent to the Proposed Waivers in this Consent Solicitation. In addition, we are seeking similar waivers from holders of our Senior Notes and lenders under our Credit Agreement and consents from lenders under our Credit Agreement to the payment of consent fees and execution of the supplemental indentures. We will not be able to comply with the Reporting Covenant until completion of the 2005 audits, as described elsewhere herein. In the event the 2005 audit is not completed and we have not complied with the Reporting Covenant with respect to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 by the first Waiver Expiration Date and with respect to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 by the second Waiver Expiration Date (as may be extended for 30 days), the Proposed Waivers shall not be effective with respect to any Default that would exist after the close of business on the applicable Waiver Expiration Date. As a result of any default notices under the Indenture, the Senior Note Indenture or the Credit Agreement and the cross-default provision in the Credit Agreement, over $700 million of the Company’s existing indebtedness could become immediately due and payable shortly after the applicable Waiver Expiration Date. Our inability to obtain another waiver, refinance or reorganize these obligations on a timely basis could precipitate a bankruptcy or insolvency of our company.

We have postponed the filing of our most recent periodic reports, and material information concerning our current operating results and financial condition is therefore unavailable. Our executive officers are presently unable to certify the accuracy of the recent results that we have announced.
      The information to be contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is unavailable at this time. Until we complete our audits of our historical results, we will be unable to certify as to the material accuracy and completeness of our financial results.

Any adverse outcome of investigations currently being conducted by the SEC or the U.S. Attorney’s Office could have a material adverse impact on us, on the trading prices of our securities and on our ability to access the capital markets.
      We are cooperating with investigations currently being conducted by the SEC and the U.S. Attorney’s Office. We cannot currently predict the outcome of either of these investigations, which could be material. Nor can we predict whether any additional investigation(s) will be commenced or, if so, the impact or outcome of any such additional investigation(s). Until these existing investigations, and any additional investigations that may arise in connection with the historical conduct of the business are resolved, the trading prices of our securities may be adversely affected and it may be more difficult for us to raise additional capital or incur indebtedness or other obligations. If an unfavorable result occurs in any such investigation, we could be required to pay civil and/or criminal fines or penalties, or be subjected to other types of sanctions, which could have a material adverse effect on our operations. The trading prices for our securities or our ability to access the capital markets, and our business and financial condition could be further materially adversely affected.

The impact of ongoing purported class action, derivative and insurance-related litigation may be material. We are also subject to the risk of additional litigation and regulatory action in connection with the restatement of our consolidated financial statements and in the ordinary course of business. The potential liability from any such litigation or regulatory action could adversely affect our business.
      In 2004, we restated our consolidated financial statements for the fiscal year ended December 31, 2003 and 2002. In connection with these restatements, we and certain of our former and current officers and directors have been named as defendants in a number of lawsuits, including purported class action and stockholder derivative suits. We cannot currently predict the impact or outcome of this litigation and these investigations, which could be material. The continuation and outcome of these lawsuits and investigations, as well as the initiation of similar suits and investigations, may have a material adverse impact on our results of operations and financial condition.
      In addition, we maintain primary and excess directors and officers liability insurance policies. In November 2005, we and certain of our former and current officers and directors were named as defendants in an action by several insurers to rescind and/or to obtain in a declaration that no coverage is afforded by certain of our excess directors and officers liability insurance policies for the years in which the class action and derivative claims were made. We cannot currently predict the impact or outcome of this litigation and we cannot ensure that we will be able to maintain both our excess and primary directors and officers liability insurance policies, the loss of either of which could be material. The continuation and outcome of this lawsuit, as well as the initiation of similar suits, may have a material adverse impact on our results of operations and financial condition.
      As a result of the restatements of our consolidated financial statements described herein, we could become subject to additional purported class action, derivative or other securities litigation. As of the date hereof, we are not aware of any additional litigation or investigation having been commenced against us related to these matters, but we cannot predict whether any such litigation or regulatory investigation will be commenced or, if it is, the outcome of any such litigation or investigation. The initiation of any additional securities litigation or investigations, together with the lawsuits and investigations described above, may also harm our business and financial condition.
      Until the existing litigation and regulatory investigations, any additional litigation or regulatory investigation, and any claims or issues that may arise in connection with the historical conduct of the business are resolved, it may be more difficult for us to raise additional capital or incur indebtedness or other obligations. If an unfavorable result occurred in any such action, our business and financial condition could be further adversely affected.

Other litigation risks
      From time to time the Company is party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of business, including claims that may be asserted against us by members, their guests or our employees. We cannot assure you that we will be able to maintain our general liability insurance on acceptable terms in the future or that such insurance will provide adequate coverage against potential claims. While the outcome of litigation can never be predicted with certainty, management believes that none of these current or future matters should, either individually or in the aggregate, have a material adverse effect on the Company’s financial condition or results of operations.

The continuing time, effort and expense relating to internal and external investigations and the development and implementation of improved internal controls and procedures may have an adverse effect on our business.
      In addition to the challenges of the various government investigations and extensive litigation we face, our current management team has spent considerable time and effort dealing with internal and external investigations involving our historical accounting and internal controls, and in developing and implementing accounting policies and procedures, disclosure controls and procedures and corporate governance policies and procedures. The significant time and effort spent may have adversely affected our operations and may continue to do so in the future.
Risks Relating to our Common Stock

Outstanding options may have an adverse effect on the market price of shares of Common Stock.
      As of March 17, 2006, there were 38,529,964 shares of Common Stock outstanding. As of March 17, 2006, we had outstanding options, warrants and similar rights entitling the holders to purchase or acquire 4,837,292 shares of Common Stock and 54,500 shares of Common Stock reserved for future grants under our equity incentive plans. The effect, if any, on the market price of our Common Stock prevailing from time to time as a result of the issuance of additional shares of Common Stock if these stock options are exercised is unpredictable. No assurance can be given that the effect will not be adverse.

The value of your Common Stock may fluctuate significantly.
      The market price of our Common Stock has fluctuated and may continue to fluctuate as a result of, among other things, hedge fund activities and variations in our quarterly operating results, when available. These fluctuations may be exaggerated if the trading volume of our Common Stock is low. In addition, the stock market in general has experienced dramatic price and volume fluctuations from time to time. These fluctuations may or may not be based upon any business or operating results. Our Common Stock may experience similar or even more dramatic price and volume fluctuations, which may continue indefinitely.

Certain provisions of our Certificate of Incorporation, Bylaws and debt instruments make it more difficult to acquire Bally without the approval of our Board of Directors.
      Our Restated Certificate of Incorporation and the Amended and Restated By-Laws may inhibit changes in control of Bally not approved by our Board of Directors. These provisions include a classified Board of Directors, advance notice provisions for nominations for election of candidates to the Board of Directors and a “fair price provision.” The Company’s stockholder rights plan described in “Description of Capital Stock” renders an acquisition of control of the Company in a transaction not approved by the Company’s Board of Directors more difficult.
      Bally’s equity compensation plans provide for acceleration of stock options and restricted stock awards, among other things, upon a change in control of Bally, which has the effect of making an acquisition of control of Bally more expensive. These agreements may also inhibit a change in control of Bally and may have a negative effect on the market price of our Common Stock. The Indentures also include change in control provisions that provide, among other things, that upon a change in control of Bally, the holders of the Senior Notes and Notes may require us to repurchase them at 101% of the principal amount, plus accrued and unpaid interest thereon. A change in control of Bally constitutes a default under our Credit Agreement. In addition, some of our officers have severance compensation agreements that provide for substantial cash payments and acceleration of other benefits in the event of a change in control of Bally.

We have never paid any dividends to our stockholders and do not anticipate doing so in the foreseeable future.
      We have not declared cash dividends on our Common Stock since we became a public company in January 1996, and do not anticipate declaring cash dividends in the foreseeable future. The terms of our Credit Agreement restrict us from paying dividends without the consent of the lenders during the term of the agreement. In addition, the Indentures generally limit dividends paid to the aggregate of 50% of consolidated net income earned after January 1, 1998, our net proceeds from any stock offerings and the exercise of outstanding stock options and warrants.

Risks Relating to our Business

Weaknesses in the Company’s internal controls and procedures could have a material adverse effect on the Company.
      Management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. In making its assessment of internal control over financial reporting as of December 31, 2005, management is using the criteria described in “Internal Control — Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. A material weakness is a control deficiency, or combination of control deficiencies, that results in a more than remote likelihood a material misstatement of the annual or interim financial statements will not be prevented or detected.
      When our SOX assessment is completed, management will determine that material weaknesses in our internal control over financial reporting existed as of December 31, 2005. We can give no assurance that all material weaknesses will be remediated by December 31, 2006.
      If we are unable to substantially improve our internal controls, our ability to report our financial results on a timely and accurate basis will continue to be adversely affected, which could cause future defaults under the Indenture, the Senior Note Indenture or the Credit Agreement which would require waivers which, if obtained, would require the payment of fees that could have a material adverse effect on our business. We have incurred and will continue to incur substantial expenses relating to the remediation of material weaknesses in our internal controls identified in our management assessment. These expenses may materially and adversely affect our financial condition, results of operations and cash flows. In addition, even after the remedial measures are fully implemented, our internal controls may not prevent all potential error and fraud, because any control system, no matter how well designed, can only provide reasonable and not absolute assurance that the objectives of the control system will be achieved.

We are uncertain of our ability to obtain additional financing for our future capital needs. If we are unable to obtain additional financing, we may not be able to continue to operate our business.
      The Company requires substantial cash flows to fund its capital spending and working capital requirements. We maintain a substantial amount of debt, the terms of which require significant interest payments each year. We currently anticipate our cash flow and availability under our $100 million revolving credit facility pursuant to our Credit Agreement will be sufficient to meet our expected needs for working capital and other cash requirements through the first quarter of 2007. However, changes in terms or other requirements by vendors, including our credit card payment processor, could negatively impact cash flows and liquidity. We do not know whether our cash flow and availability under the revolving credit facility will be sufficient to meet our needs in 2007 when the Notes are due. In addition, the Credit Agreement may terminate in the event that the Notes have not been refinanced on or before April 15, 2007. If any such events were to occur, we may need to raise additional funds through public or private equity or debt financings. We cannot assure you that any such funds will be available to us on favorable terms or at all. If such funds are unavailable to us, we may default on the Notes, the Senior Notes and our senior credit facility, and may not be able to continue to operate our business. In addition, upon a default under our senior credit facility, whether directly or as a result of a cross-default to other indebtedness, we will not be able to draw on the revolving credit facility and may not have enough cash to meet our operating needs.

There can be no assurance that any strategic transaction will occur, or if one is undertaken, of its potential terms or timing.
      We recently announced our intent to explore strategic alternatives to enhance stockholder value, and have engaged J.P. Morgan Securities Inc. and The Blackstone Group to assist the Company in this process. There can be no assurance that any transaction will occur, or if one is undertaken, of its potential terms or timing.

Non-compliance with Payment Card Industry Data Standards could adversely affect our business.
      Similar to others in the retail industry, we are currently not fully compliant with new Payment Card Industry Data Security Standards. We are working cooperatively with our third party assessor, our payment processor and our primary credit card companies to become compliant. If we are not able to achieve and maintain compliance, we may be liable for substantial fines and penalties and possibly lose our ability to accept credit cards for the payment of memberships and/or the sale of products and services. The inability to accept credit cards would have a material adverse impact on our business and results of operations.

We may not be able to attract or retain a sufficient number of members to maintain or expand the business.
      The profitability of the Company’s fitness centers is dependent, in part, on the Company’s ability to expand membership origination and retain its members. There are numerous factors that could prevent the Company from increasing its membership origination and improving retention at its fitness centers or that could lead to a decline in member origination and retention rates, including the public perception that certain industry participants fail to comply with consumer protection regulations, the ability of the Company to deliver quality service at a competitive cost, the presence of direct and indirect competition in the areas where the Company’s fitness centers are located, delayed reinvestment into aging clubs, the public’s level of interest in fitness and general economic conditions. As a result of these factors, there can be no assurance that the Company’s membership levels will be adequate to maintain the business or permit the expansion of its operations.

We are subject to risks associated with implementation of the new business initiatives.
      We have devoted significant resources in the development and testing of new business initiatives, including our Build Your Own Membership (“BYOM”) program, and our new club staffing programs. However, there can be no assurance the results of our national roll-out of these programs will be successful. The introduction of BYOM could result in pricing contraction or variances in the average payment collected. Furthermore, the national roll-out required significant resources in the planning and implementation, as well as additional training for our club personnel, and may require additional such training in the future which may result in additional costs and distract personnel from other responsibilities. Accordingly, there can be no assurance that these programs will be effective in attracting and/or retaining members. Furthermore, some initiatives are long-term strategic initiatives and, accordingly, may not result in short-term operating efficiencies and, if unsuccessful, may result in additional operating costs.

The positive results achieved from introducing the sale of products and services during recent years may not continue in the future.
      We have introduced a number of business initiatives to capitalize on our brand identity, distribution infrastructure, significant member base and frequency of visitation. These initiatives primarily focus on selling ancillary products and services to our members within our fitness centers and include: providing personal training services; selling Bally-branded nutritional products; opening retail stores selling nutritional products, workout apparel and related accessories; martial arts programs; and offering rehabilitative and physical therapy services. We have generated significant revenue from products and services since implementing these initiatives. However, they may not continue to be successful in the future. The sale and marketing of nutritional products, workout apparel and related accessories and the provision of rehabilitative and physical therapy services involve significant risk of competition.

We may not be able to continue to compete effectively in each of our markets in the future.
      The fitness center industry is highly competitive. Within each market in which we operate, we compete with other commercial fitness centers, physical fitness and recreational facilities established by local governments, hospitals and businesses for their employees, the YMCA and similar organizations and, to a certain extent, with racquet, tennis and other athletic clubs, country clubs, weight reducing salons and the home-use fitness equipment industry. We also compete, to some extent, with entertainment and retail businesses for the discretionary income of our target markets. In addition, we face greater regional competition with increasingly large and well-capitalized fitness companies such as 24 Hour Fitness Worldwide, Inc., L.A. Fitness, Inc., Town Sports International Holdings, Inc., Life Time Fitness, Inc. and Curves International, Inc. We may not be able to continue to compete effectively in each of our markets in the future. Additionally, competitive conditions may limit our ability to maintain or increase pricing of membership fees and may impact our ability to attract new members, retain existing members and retain or attract qualified personnel.

We are subject to extensive government regulation. Changes in these regulations could have a negative effect on our financial condition and operating results.
      Our operations and business practices are subject to federal, state and local government regulations in the various jurisdictions where our fitness centers are located and where our nutritional products are sold, including:

•	general rules and regulations of the FTC, state and local consumer protection agencies and state statutes that prescribe provisions of membership contracts and that govern the advertising, sale, financing and collection of membership fees and dues;

•	state and local health regulations; and

•	federal regulation of health and nutritional supplements.
      We are also a party to several state and federal consent orders. These consent orders essentially require continued compliance with applicable laws and require us to refrain from activities not in compliance with such applicable laws. From time to time, we make minor adjustments to our operating procedures to remain in compliance with applicable laws and we believe our operations are in material compliance with all applicable statutes, rules and regulations. The implementation of BYOM and the new club staffing program has required certain market specific adjustments and may require future adjustments to remain in compliance with federal, state and local regulations. Our failure to comply with these statutes, rules and regulations may result in fines or penalties. Penalties may include regulatory or judicial orders enjoining or curtailing aspects of our operations. It is difficult to predict the future development of such laws or regulations, and although we are not aware of any material proposed changes, any changes in such laws could have a material adverse effect on our financial condition and results of operations.
      We are, and have been in the past, named as defendants in a number of purported class action lawsuits based on alleged violations of state and local consumer protection laws and regulations governing the sale, financing and collection of membership fees. To date, we have successfully defended or settled such lawsuits without a material adverse effect on our financial condition or results of operations. However, we cannot assure you that we will be able to successfully defend or settle all pending or future purported class action claims, and our failure to do so may have a material adverse effect on our financial condition.

Our trademarks and trade names may be misappropriated or subject to claims of infringement.
      We attempt to protect our trademarks and trade names through a combination of trademark and copyright laws, as well as licensing agreements and third-party nondisclosure agreements. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

If we do not retain our key personnel or fail to attract and retain other highly skilled employees our business may suffer.
      The success of our business is heavily dependent on the capabilities of our management team. If critical persons were to leave, it might be difficult to replace them and our business could be adversely affected. In addition, the Company has little equity compensation with which to induce or retain management. The Company’s 1996 Long-Term Incentive Plan expired on January 3, 2006 and as of the date of this filing, only 54,500 shares of common stock are available to be issued under the Company’s Equity Incentive Inducement Award Plan. Further, stockholders did not approve the proposed 2006 Omnibus Equity Compensation Plan at the Company’s Annual Meeting of Stockholders held in January 2006. We cannot assure you that we can attract and retain a sufficient number of qualified personnel to meet our business needs.